Exhibit 10.19

                     TRANSFER OF LAKE OWEN OPTION AGREEMENT

         THIS TRANSFER OF THE LAKE OWEN OPTION AGREEMENT (the "Agreement") is made and entered into this day of February, 2002, (the "Effective Date") by and between General Minerals Corporation, a Delaware corporation ("General Minerals"), Trend Mining Company, a Delaware corporation ("Trend"), Ron Nash, an individual ("Nash"), and Howard Schraub, an individual ("Schraub").

                                    RECITALS

         Reference is made to the Agreement (the "Lake Owen Option Agreement"), effective as of July 27, 1999, between General Minerals and Trend, and to an Amendment to the Lake Owen Option Agreement (the "Lake Owen Amendment) effective as of June 12, 2000, between General Minerals and Trend. Pursuant to the Lake Owen Option Agreement, General Minerals now desires to transfer its interest in the Lake Owen Option Agreement and Lake Owen Amendment to third parties Nash and Schraub.

                                    AGREEMENT

         NOW THEREFORE, for good and valuable consideration of $89,107.00, the receipt and sufficiency of which is hereby acknowledged, General Minerals, Trend, Nash, and Schraub hereby agree as follows:

         1) As of the Effective Date all of the interest held by General Minerals in the Lake Owen Option Agreement, as modified by the Lake Owen Amendment, is hereby irrevocably transferred to Nash and Schraub, who as individuals shall henceforth have an equal interest in said rights and interests.

         2) Pursuant to the Article XIV.2 of the Agreement, Trend hereby affirmatively waives any and all notice requirements and pre-emptive rights it may have by virtue of said Article, and affirmatively states that it has no objection to the transfer of this interest.

         3) The Royalty, as that termed is defined in the Lake Owen Option Agreement, Article I, shall be retained by Chevron Corporation, and to the extent it may be entitled, by General Minerals.

         4) Each party will be responsible for its own expenses in connection with all matters relating to the transactions described herein including but not limited to legal fees, broker fees, and other expenses except that any escrow fees shall be shared equally by the parties.


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         5)       This Agreement contains the entire agreement and understanding between the parties. This Agreement shall be governed and interpreted in accordance with the laws of Colorado. Any disputes arising out of this Agreement shall be settled by mandatory and binding arbitration in the State of Colorado.

         6) This Agreement may be executed by facsimile and in two or more counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Parties hereto have executed this Transfer Agreement and made it effective as of the date first written above.

GENERAL MINERALS CORPORATION,                    TREND MINING COMPANY,
a Delaware corporation                           a Delaware corporation

By:/s/ Ralph Fitch                               By:/s/ Kurt Hoffman
Name: Ralph Fitch                                Name: Kurt Hoffman
Title: President                                 Title: President





___________________________                      _____________________________
Ron Nash, an Individual                          Howard Schraub, an Individual



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